SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2012

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
In connection with the merger described below in Item 2.01, on April 18, 2012, Parlux Fragrances, LLC, a subsidiary of Perfumania Holdings, Inc. (“Perfumania”), Artistic Brands Development LLC (“Artistic Brands”), Shawn Carter and S. Carter Enterprises, LLC entered into a sublicense agreement and Artistic Brands, Shawn Carter and S. Carter Enterprises, LLC entered into a license agreement pursuant to the previously disclosed December 23, 2011 Letter Agreement among the parties. The license agreement gives Artistic Brands the exclusive right and license to manufacture, promote, distribute, and sell prestige fragrances and related products under the Jay-Z trademark, and Artistic Brands sublicenses those rights to Parlux Fragrances, LLC in the sublicense agreement. In return, Parlux Fragrances, LLC assumes all of Artistic Brands' obligations under the license agreement, including making all royalty payments and certain guaranteed minimum royalties owed to S. Carter Enterprises, LLC. The initial term of the license agreement will expire at the earlier of (i) five years following the first date on which licensed products are shipped and (ii) December 31, 2018. Artistic Brands has the right to renew the license agreement, so long as certain financial conditions are met and it has not otherwise breached the agreement. In connection with these agreements, Perfumania issued to Artistic Brands and its designees, including Shawn Carter, warrants for the purchase of an aggregate of 1,599,999 shares of Perfumania common stock at an exercise price of $8.00 per share. The complete terms of the license and sublicense agreements are set forth in the exhibits to the December 23, 2011 Letter Agreement, which was filed as, and which terms are hereby incorporated by reference to, Exhibit 10.14 to the Company's Registration Statement on Form S-4 (File No. 333-179124) filed on March 5, 2012.
The Warrant Amendment described in Item 3.02 of this Current Report on Form 8-K became effective at the effective time of the merger on April 18, 2012 (the “Effective Time”). That description is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On April 18, 2012, pursuant to the Agreement and Plan of Merger, dated as of December 23, 2011 (the “Merger Agreement”), by and among Perfumania, Parlux Fragrances, Inc., a Delaware corporation (“Parlux”), and PFI Merger Corp., a Delaware corporation and wholly owned subsidiary of Perfumania (“Merger Sub”), Perfumania acquired all the outstanding shares of Parlux common stock via a merger of Parlux with Merger Sub, with Parlux surviving the merger. Parlux was then merged into PFI Merger Sub I, LLC, which survived this second merger as a wholly owned subsidiary of Perfumania and changed its name to Parlux Fragrances, LLC. We refer to these two transactions as the “merger.” The merger was consummated following the approval and adoption of the Merger Agreement by Parlux shareholders and the approval by Perfumania shareholders of the issuance of shares of Perfumania common stock to the Parlux shareholders pursuant to the Merger Agreement. Trading in Parlux's common stock on the NASDAQ stock market terminated after market close on April 18, 2012.
Under the terms of the Merger Agreement, each share of Parlux common stock issued and outstanding immediately before the Effective Time was cancelled and converted into the right to receive either (i) 0.533333 shares of Perfumania common stock or (ii) 0.20 shares of Perfumania common stock plus $4.00 in cash, depending on the elections made by Parlux shareholders, without proration or other adjustments. Parlux shareholders will receive cash for any fractional shares of Perfumania common stock which they might otherwise have received in the merger.
As a result, Perfumania will issue approximately 6.014 million shares of its common stock and pay approximately $62.1 million in cash to the former Parlux shareholders in the merger. The formulae for determining the amount of the merger consideration were determined through arms'-length bargaining by the two companies and approved by committees of their respective independent directors. The Perfumania shares issued to Parlux shareholders represent approximately 40% of Perfumania's issued and outstanding common stock after the merger.
The cash portion of the merger consideration was financed through a combination of $32 million that Perfumania borrowed under Perfumania's Senior Credit Facility and $30 million that a Perfumania subsidiary borrowed from the Nussdorf Trusts, each on April 18, 2012. These borrowings, the Senior Credit Facility and the Nussdorf Trusts are described in greater detail in Item 2.03 of this Current Report on Form 8-K.
At the Effective Time, each outstanding and unexercised option to purchase shares of Parlux common stock under Parlux's equity-based compensation plans was assumed by Perfumania and converted into an option to purchase a number of shares of Perfumania common stock (an “Assumed Stock Option”) equal to the product of (i) the number of shares of Parlux common stock subject to the original option and (ii) the equity award exchange ratio of 0.533333, rounded down to the nearest whole share. The Assumed Stock Options represent rights to acquire an aggregate of 545,576 shares of Perfumania common stock. The per share exercise price for Perfumania common stock issuable upon the exercise of an Assumed Stock Option is equal to (i) the per share exercise price of the original Parlux stock option divided by (ii) the equity award exchange ratio of 0.533333, rounded up to the nearest whole cent. In addition, subject in some cases to the terms of existing executive employment agreements, (a) the vesting schedule of each assumed option was accelerated by one year, (b) an Assumed Stock Option will vest immediately if the holder's employment by Perfumania is terminated before the first anniversary of the merger closing either (i) by Perfumania other than for cause or (ii) by the holder with good reason, and (c) the period for exercising each Assumed Stock Option following termination of employment is extended to 90 days. Except as set forth above, each Assumed Stock Option is subject to the same terms and conditions as were applicable to the corresponding option to purchase Parlux common stock immediately before the Effective Time.
The merger was structured to qualify as a reorganization for U.S. federal income tax purposes; accordingly, each Parlux shareholder generally should recognize taxable gain (but not loss) for U.S. federal income tax purposes as a result of the merger only to the extent of the lesser of (x) the sum of the amount of cash and the fair market value of the Perfumania stock received, minus the adjusted tax basis of the Parlux common stock surrendered in exchange therefor, and (y) the amount of cash received (other than cash received in lieu of a fractional share).
Glenn Nussdorf, a principal shareholder of Perfumania, owned approximately 9.9% of the outstanding common stock of Parlux before the merger. In addition, Perfumania has purchased merchandise from Parlux for about 20 years and was one of Parlux's largest customers.
The foregoing description of the merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to Perfumania's Current Report on Form 8-K filed on December 23, 2011, and the discussion thereof in Amendment No. 1 to Perfumania's Form S-4 filed on February 23, 2012, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On April 18, 2012, pursuant to Amendment No. 1 to the Credit Agreement and Consent dated December 23, 2011 among Perfumania and its subsidiaries, which amended its existing senior, secured revolving credit facility dated as of January 7, 2011, with a syndicate of banks for which Wells Fargo Bank, National Association serves as Administrative Agent, Collateral Agent and Swing Line Lender (the “Senior Credit Facility”), Perfumania borrowed $32 million to fund a portion of the cash merger consideration and approximately $3.5 million to fund costs of the merger and related transactions. At the closing of the merger, Perfumania applied the $16.1 million of cash and cash equivalents held by Parlux to repayment of the Senior Credit Facility and terminated Parlux's existing bank credit facility. The description of the terms of Amendment No.1 to the Credit Agreement and Consent is incorporated herein by reference from Perfumania's Current Report on Form 8-K filed on December 23, 2011, and Exhibit 10.2 thereto, and the description of the terms of the Senior Credit Facility is incorporated herein by reference from Perfumania's Current Report on Form 8-K filed on January 11, 2011 and Exhibit 10.1 to Perfumania's Annual Report on Form 10-K filed on April 28, 2011.
In addition, on April 18, 2012, pursuant to commitments from certain family trusts of Stephen Nussdorf, Glenn Nussdorf, and Arlene Nussdorf, who are principal shareholders of Perfumania (the “Nussdorf Trusts”), Perfumania's subsidiary, Model Reorg Acquisition LLC, borrowed a total of $30 million from the Nussdorf Trusts, which it distributed to Perfumania to fund a portion of the cash merger consideration. The new loans provide for payment of the principal in full on April 30, 2015 and payments of interest in quarterly installments commencing on April 18, 2012 at the then current senior debt rate under the Senior Credit Facility plus 2% per annum and are subordinated to the Senior Credit Facility on the same basis as Perfumania's prior indebtedness to the Nussdorf Trusts pursuant to an Amended and Restated Subordination Agreement dated as of April 18, 2012, by and among the Nussdorf Trusts and Wells Fargo Bank, National Association, as administrative and collateral agent for the lenders under the Senior Credit Facility, a copy of which is filed hereto as Exhibit 4.2. The form of Second Amended and Restated Note that Model Reorg Acquisition LLC executed in favor of each of the Nussdorf Trusts on April 18, 2012 is filed with this Current Report on Form 8-K as Exhibit 4.1, and its terms are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
Upon the execution of the Merger Agreement on December 23, 2011, Parlux entered into an agreement (the “Warrant Amendment”) with the holders of certain outstanding warrants to purchase an aggregate of 6,000,000 shares of Parlux common stock (the “Licensor Warrants”) to amend such warrants to provide, among other things, that each Licensor Warrant outstanding and unexercised as of the Effective Time will be automatically converted into a fully vested warrant to purchase a number of shares of common stock of Perfumania equal to the product (rounded down to the nearest whole share) of (x) the number of shares of Parlux common stock subject to such Licensor Warrant and (y) .533333, at an exercise price per share equal to $8.00 per share of Perfumania common stock. The Warrant Amendment also provided for certain registration rights with respect to the underlying warrant shares and the Licensor Shares described below. The Warrant Amendment became effective at the Effective Time, and Perfumania issued Licensor Warrants to purchase a total of 3,199,972 shares of Perfumania common stock. The form of Licensor Warrant is attached to this Current Report on Form 8-K as Exhibit 4.3 and its terms are incorporated herein by reference.
Also on December 23, 2011, Perfumania, Parlux, Artistic Brands and Rene Garcia entered into a Letter Agreement (the “Proposal Agreement”) providing for, among other things, the issuance to Artistic Brands or its designee of 300,000 shares of Perfumania common stock (the “Licensor Shares”) at the Effective Time as consideration for the transactions contemplated in the Proposal Agreement. Perfumania issued the Licensor Shares to Artistic Brands' designee, Shawn Carter, on April 18, 2012. The Licensor Shares are entitled to the same registration rights as the shares underlying the Licensor Warrants.
In addition, at the Effective Time, a warrant to purchase 10,000 shares of Parlux common stock held by Glenn Gopman, a member of Parlux's board of directors who became a member of Perfumania's board of directors upon the consummation of the merger, was automatically converted pursuant to the Merger Agreement into a warrant to purchase a number of shares of Perfumania common stock (the “Gopman Warrant”) equal to the product of (i) the number of shares of Parlux common stock subject to the original warrant and (ii) the equity award exchange ratio of 0.533333, rounded down to the nearest whole share, or 5,333 shares. The per share exercise price of the Gopman Warrant is equal to (i) the per share exercise price of Parlux common stock at which the original warrant was exercisable immediately before the Effective Time, divided by (ii) the equity award exchange ratio, rounded up to the nearest whole cent, or $3.38 per share. Except as set forth above, the Gopman Warrant is subject to the same terms and conditions as were applicable to the original warrant before the merger. The Gopman Warrant is also entitled to the same registration rights as the shares underlying the Licensor Warrants. The Gopman Warrant is filed with this Current Report on Form 8-K as Exhibit 4.4 and its terms are incorporated herein by reference.
Pursuant to the existing license agreement between Parlux and Artistic Brands, as amended, as described in Item 1.01 above, on April 18, 2012, Perfumania issued to Artistic Brands and its designees warrants for the purchase of 1,599,999 shares of Perfumania common stock at an exercise price of $8.00 per share (the “Artistic Brands Warrants”). The form of Artistic Brands Warrant is attached to this Current Report on Form 8-K as Exhibit 4.5 and its terms are incorporated herein by reference.
The Licensor Shares and the Licensor Warrants, the Gopman Warrant, and the Artistic Brands Warrants were issued in transactions not involving any public offering in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933, meeting the conditions of Rule 506 thereunder, because they were issued to a limited number of accredited investors who certified to Perfumania that they were purchasing the securities for investment for their own accounts and not with a view toward distribution, and Perfumania has taken appropriate measures to restrict the transfer of such securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Merger Agreement, the Board of Directors of Perfumania (the “Perfumania Board”) increased the size of the Perfumania Board from five to ten members and, effective at the Effective Time, the five former directors of Parlux, Frederick E. Purches, Anthony D'Agostino, Esther Egozi Choukroun, Glenn Gopman and Robert Mitzman, were appointed as members of the Perfumania Board. The new directors' terms of office expire at Perfumania's 2012 annual meeting. The Perfumania Board has determined that all five of the former Parlux directors are independent under the Nasdaq Marketplace rules.
The appointed directors will be compensated for their services on the Perfumania Board in the same manner as the other independent Perfumania board members. Each one received an automatic grant of an option to purchase 10,000 shares of Perfumania common stock under the 2010 Equity Incentive Plan, to vest annually over three years dependent on continued board service, with an exercise price equal to the fair market value of a share of Perfumania common stock on the date of the grant. Each will also receive cash annual retainers and fees for committee service, if any, in the same amounts as the other independent directors. In addition, the outstanding warrant to purchase shares of Parlux common stock held by Mr. Gopman was converted into a warrant to purchase shares of Perfumania common stock in connection with the merger, as described in Item 3.02 above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 17, 2012, the shareholders of Perfumania approved an amendment to Perfumania's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Perfumania common stock from 20,000,000 to 35,000,000 shares. Perfumania filed the amendment, which was effective upon filing, with the Secretary of State of the State of Florida on April 17, 2012. A copy of the amendment is filed herewith as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 17, 2012, Perfumania held a special meeting of its shareholders in order to vote upon the following matters:
(i) a proposal to approve an amendment of Perfumania's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Perfumania common stock to 35,000,000 shares; and
(ii) a proposal to approve the issuance of shares of Perfumania common stock in connection with the proposed merger between Perfumania and Parlux.
As of the record date for the meeting, there were 8,970,018 shares of Perfumania common stock outstanding.
Perfumania shareholders approved both matters. The following is a summary of the voting results for each matter presented to the shareholders:

Proposal	For	Against	Abstain	Broker Non-Votes
Amendment of Perfumania's Amended and Restated Articles of Incorporation	7,285,238	8,880	501,469	—
Issuance of shares of Perfumania common stock in connection with the proposed merger between Perfumania and Parlux	7,233,499	60,594	501,494	—

Item 7.01	Regulation FD Disclosure.
On April 17, 2012, Perfumania and Parlux issued a joint press release announcing the results of their shareholder meetings, a copy of which is furnished as Exhibit 99.1 hereto. On April 18, 2012, Perfumania issued a press release announcing the completion of the merger, a copy of which is furnished as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
(1) The audited consolidated balance sheets of Parlux as of March 31, 2011 and March 31, 2010, and the audited consolidated statements of operations, consolidated statements of changes in stockholders' equity, and consolidated statements of cash flows for the years ended March 31, 2011, 2010 and 2009, and the notes related thereto were included as part of Amendment No. 1 to Perfumania's Registration Statement on Form S-4 filed on February 23, 2012 and are incorporated herein by reference.
(2) The unaudited condensed consolidated balance sheets of Parlux as of December 31, 2011, the unaudited condensed consolidated statements of operations for the three and nine-month periods ended December 31, 2011 and 2010, the unaudited condensed consolidated statement of changes in stockholders' equity for the nine months ended December 31, 2011, and the unaudited condensed consolidated statements of cash flows for the nine-month periods ended December 31, 2011 and 2010, and the notes related thereto were included as part of Amendment No. 1 to Perfumania's Registration Statement on Form S-4 filed on February 23, 2012 and are incorporated herein by reference.
(b) Pro Forma Financial Information.
The required unaudited pro forma condensed financial information with respect to the combined company will be filed by amendment to this Item 9.01(b) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated December 23, 2011, among Parlux Fragrances, Inc., Perfumania Holdings, Inc. and PFI Merger Corp. Previously filed as Exhibit 2.1 to Perfumania's Current Report on Form 8-K filed on December 23, 2011 and incorporated herein by reference.

3.1	Amendment to the Amended and Restated Articles of Incorporation of Perfumania Holdings, Inc.
4.1
Form of Second Amended and Restated Subordinated Promissory Note, dated as of April 18, 2012, issued by Model Reorg Acquisition LLC for the benefit of each of Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Glenn Nussdorf as Grantor, Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Stephen Nussdorf as Grantor, Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Arlene Nussdorf as Grantor, and Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98 (collectively, the “Nussdorf Trusts”), together with schedule of Note amounts.

4.2
Amended and Restated Subordination Agreement dated as of April 18, 2012, by and among the Nussdorf Trusts and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders under the Perfumania Holdings, Inc. Credit Agreement dated as of January 7, 2011.

4.3	Form of Licensor Warrant issued on April 18, 2012 by Perfumania Holdings, Inc. to holders of outstanding Parlux Fragrances, Inc. warrants.
4.4	Warrant to purchase 5,333 shares issued on April 18, 2012 by Perfumania Holdings, Inc. to Glenn Gopman.
4.5	Form of Artistic Brands Warrant issued on April 18, 2012 by Perfumania Holdings, Inc. to Artistic Brands Development LLC and its designees.
99.1	Press Release dated April 17, 2012.
99.2	Press Release dated April 18, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: April 19, 2012	By: /s/ Donna L. Dellomo Donna L. Dellomo Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated December 23, 2011, among Parlux Fragrances, Inc., Perfumania Holdings, Inc. and PFI Merger Corp. Previously filed as Exhibit 2.1 to Perfumania's Current Report on Form 8-K filed on December 23, 2011 and incorporated herein by reference.

3.1	Amendment to the Amended and Restated Articles of Incorporation of Perfumania Holdings, Inc.
4.1
Form of Second Amended and Restated Subordinated Promissory Note, dated as of April 18, 2012, issued by Model Reorg Acquisition LLC for the benefit of Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Glenn Nussdorf as Grantor, Glenn Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Stephen Nussdorf as Grantor, Stephen Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98, Trust Under Article 2 of the Trust Agreement Dated November 1, 1998 With Arlene Nussdorf as Grantor, and Arlene Nussdorf 15 Year Grantor Retained Annuity Trust dated 11/2/98 (collectively, the “Nussdorf Trusts”), together with schedule of Note amounts.

4.2
Amended and Restated Subordination Agreement dated as of April 18, 2012, by and among the Nussdorf Trusts and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent for the Lenders under the Perfumania Holdings, Inc. Credit Agreement dated as of January 7, 2011.

4.3	Form of Licensor Warrant issued on April 18, 2012 by Perfumania Holdings, Inc. to holders of outstanding Parlux Fragrances, Inc. warrants.
4.4	Warrant to purchase 5,333 shares issued on April 18, 2012 by Perfumania Holdings, Inc. to Glenn Gopman.
4.5	Form of Artistic Brands Warrant issued on April 18, 2012 by Perfumania Holdings, Inc. to Artistic Brands Development LLC and its designees.
99.1	Press Release dated April 17, 2012.
99.2	Press Release dated April 18, 2012.